UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

GIGOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Geng Road, Suite 250

Palo Alto, CA 94303

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2011, GigOptix, Inc (“GigOptix” or the “Company”) entered into a Fourth Amendment to Lease Agreement (the “Amendment”), by and between GigOptix and Legacy Partners I San Jose, LLC (“Landlord”), in connection with an amendment of a lease of Endwave Corporation’s (“Endwave”) former headquarters located at 130 Baytech Drive, San Jose, CA 95134 (the “Premises”). Landlord and Endwave had originally entered into that certain lease dated May 24, 2006 consisting of approximately 32,805 rentable square feet, as previously amended by that certain First Amendment to Lease Agreement dated as of September 11, 2006, that certain Second Amendment to Lease Agreement dated as of December 6, 2006 and that certain Third Amendment to Lease Agreement dated as of April 12, 2007 (collectively, the “Lease”).

Pursuant to the terms of the Amendment, GigOptix agreed to assume Endwave’s rights and obligations under the Lease. In addition, the Lease was to expire by its terms on August 31, 2011, and the Amendment extended the term of the Lease to February 28, 2017 (the 66-month period from and after August 31, 2011 through February 28, 2017 is referred to below as the “Extended Term”).

The Amendment further provides that the monthly Base Rent (as defined in the Lease) for the Premises will be as follows:

Period	Monthly Base Rent	Monthly Base Rent per Rentable Square Foot
9/1/11 – 2/28/13	$21,979.35	$.67
3/1/13 – 2/28/14	$23,619.60	$.72
3/1/14 – 2/28/15	$25,259.85	$.77
3/1/15 – 2/29/16	$26,900.10	$.82
3/1/16 – 2/28/17	$28,540.35	$.87

However, GigOptix will not be obligated to pay monthly Base Rent during the first six months of the Extended Term so long as GigOptix is not in monetary default under the Lease. The Amendment also grants GigOptix one option to extend the term of the Lease for a period of three years with monthly rent at the then fair market value.

Pursuant to the terms of the Amendment, GigOptix delivered $21,178.21 to Landlord as an additional security deposit. The additional security deposit was added to the security deposit then held by Landlord under the Lease in the amount of $53,442.84 (the total security deposit is now $85,621.05).

Furthermore, pursuant to the terms of the Amendment, Landlord granted Tenant a one-time right of first offer to lease certain space in the building contiguous to the Premises subject to the terms, covenants and conditions set forth in the Amendment.

A copy of the Lease, as amended by the Amendment, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment and the Lease does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 17, 2011, GigOptic, Inc. (“GigOptix” or the “Company”) completed an acquisition of Endwave Corporation (“Endwave”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2011 (the “Merger Agreement”), by and among GigOptix, Aerie Acquisition Corporation, a wholly-owned subsidiary of GigOptix (“Merger Sub”) and Endwave, Merger Sub merged with and into Endwave, the separate corporate existence of Merger Sub ceased and Endwave became the surviving corporation and a wholly-owned subsidiary of GigOptix (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, each outstanding share of Endwave common stock converted into the right to receive approximately 0.908 shares of GigOptix common stock. 9,106,865 shares of GigOptix common stock are being issued to the holders of Endwave common stock and restricted stock units, and 21,681 shares of GigOptix common stock are being issued to the holders of options to purchase Endwave common stock with an exercise price less than $2.08, the Endwave closing price as reported on the

Nasdaq Global Market on June 16, 2011 (the trading day immediately prior to the effective time of the Merger (the “Effective Date”)). GigOptix is issuing a total of 9,128,546 shares of its common stock in the Merger representing approximately 42.45% of GigOptix’ outstanding common stock. The foregoing amounts take into account reductions in the number of shares issued to employees and directors of Endwave for any applicable withholding requirements for federal, state and other taxes. Endwave stockholders will receive cash for any fractional share of GigOptix common stock that they would otherwise receive in the Merger.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to GigOptix’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2011 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Acting Chief Financial Officer

Upon the consummation of the Merger, Jeff Parsons resigned from his position as Acting Chief Financial Officer of GigOptix effective June 17, 2011. Mr. Parsons will continue to serve GigOptix as a director of supply chain operations.

The resignation of Mr. Parsons from his position as Acting Chief Financial Officer of GigOptix was not a result of any disagreements with GigOptix on any matter relating to GigOptix’ operations, policies or practices. The Company thanks Mr. Parsons for his service as Acting Chief Financial Officer.

(c)	Appointment of Chief Financial Officer

Upon the consummation of the Merger, Curt P. Sacks accepted an at-will employment offer from the Company to become the Company’s Chief Financial Officer and Senior Vice President of GigOptix, effective June 17, 2011, and as such, became the Company’s principal financial officer and principal accounting officer.

Curt P. Sacks, 41, previously served as Endwave’s Chief Financial Officer since June 2009. Prior to that, he served as Vice President of Finance and Corporate Controller of Endwave since February 2006. He joined Endwave in 2004 as Corporate Controller, after serving in this capacity for two successive companies – first, for Com21, Inc., a manufacturer of system solutions for the broadband access market; and next with Finisar, Inc., a manufacturer of high-speed communication equipment for data and storage. Prior to 1998, Mr. Sacks worked in corporate finance at 3Com Corporation and as an auditor for Deloitte & Touche LLP. Mr. Sacks is a C.P.A. (inactive) in California with a B.A. in business-economics from the University of California, Los Angeles.

Mr. Sacks has not previously held any position with GigOptix, and there are no related party transactions between the Company and Mr. Sacks that are reportable under Item 404(a) of Regulation S-K. Mr. Sacks does not have any family relationships with any director or executive officer of GigOptix, or persons nominated or chosen by the Company to become directors or executive officers. There are no arrangements or understandings between Mr. Sacks and any other person pursuant to which Mr. Sacks was selected as an officer.

Employment Agreement with Chief Financial Officer

Upon the consummation of the Merger, Mr. Sacks entered into an employment agreement with the Company (the “Employment Agreement”). The Employment Agreement calls for an annualized base salary of $242,000 and various benefits, including COBRA premiums. In the event Mr. Sacks’ employment with the Company is terminated without “Cause” or for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Sacks would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his annual base salary then in effect. In addition, all outstanding unvested stock options held by Mr. Sacks will vest and be exercisable for a period of 90 days following termination.

Also, in connection with entering into the Employment Agreement, the Company will pay Mr. Sacks a sign-on bonus in the amount of $110,000 on the first anniversary of the Effective Date. If at any time prior to the first anniversary of the Effective Date Mr. Sacks ceases to be an employee of GigOptix for any reason, the sign-on bonus will be paid immediately upon termination of employment. If at any time prior to the first anniversary of the Effective Date there is a change of control of the Company, the sign-on bonus will be paid immediately upon the closing of the change of control event.

On June 17, 2011, the GigOptix’ board of directors approved a recommendation by the Compensation Committee to award an option to purchase 330,000 shares of the Company’s common stock to Mr. Sacks pursuant to the GigOptix’ 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”). The option awarded to Mr. Sacks is an incentive stock option (to the extent so qualified by law and otherwise, a non-qualified stock option) and has the following vesting schedule: 25% of the total number of shares of the stock option shall vest and become exercisable on June 17, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with July 17, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable. The stock option has an exercise price of $2.65 per share, which was the price per share at which the Company’s common stock closed on June 17, 2011.

A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.2.

(d)	New Directors

In connection with the consummation of the Merger, the GigOptix’ board of directors increased the number of authorized members of the board from six to seven, with the additional board member to serve as a Class I director. Immediately prior to the Merger, five individuals served on GigOptix’ board of directors, leaving two vacancies. In accordance with the Merger Agreement, the following two individuals were named to the GigOptix’ board of directors upon the consummation of the Merger:

Joseph J. Lazzara, 59, has served as a director of Endwave since February 2004. From September 2006 to March 2008, Mr. Lazzara served as the Vice Chairman and a director of Omron Scientific Technologies, Inc. (formerly known as Scientific Technologies, Inc. (NASDAQ: STIZ)), a manufacturer of factory automation sensors and machine safeguarding products acquired by Omron Corporation in September 2006. Prior to the acquisition of Scientific Technologies, Mr. Lazzara served as President and Chief Executive Officer between 1993 and 2006, as the President of Scientific Technologies between 1989 and 1993, and as the Treasurer and a director of Scientific Technologies between 1984 and 2006. Mr. Lazzara also served as a Vice President of Scientific Technologies between September 1984 and June 1989. From 2006, Mr. Lazzara also served as the Vice Chairman and Director of Automation Products Group, Inc., a privately held manufacturer of automation sensors. He also served as Treasurer and a director of Scientific Technologies’ parent company, Scientific Technology Incorporated, from 1981 and 2006. Prior to 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. The GigOptix’ board of directors believes that Mr. Lazzara’s extensive business expertise, both as the Chief Executive Officer and board member of a publicly traded company as well as his technical background qualify him to serve on the GigOptix’ board of directors.

John J. Mikulsky, 66, has served as Endwave’s President and Chief Executive Officer since December 1, 2009. From August 2005 until November 2009, Mr. Mikulsky served as Endwave’s Chief Operating Officer and Executive Vice President. From May 2001 until August 2005, Mr. Mikulsky served as Endwave’s Chief Marketing Officer and Executive Vice President, Marketing and Business Development. From May 1996 until April 2001, Mr. Mikulsky served as Endwave’s Vice President of Product Development. From 1993 until 1996, Mr. Mikulsky worked as a Technology Manager for Balazs Analytical Laboratory, a provider of analytical services to the semiconductor and disk drive industries. Prior to 1993, Mr. Mikulsky worked at Raychem Corporation, most recently as a Division Manager for its Electronic Systems Division. Mr. Mikulsky holds a B.S. in electrical engineering from Marquette University, an M.S. in electrical engineering from Stanford University and an S.M. in management from the Sloan School at the Massachusetts Institute of Technology. The GigOptix’ board of directors believes Mr. Mikulsky’s extensive industry knowledge and experience, including his years of experience at Endwave in both technical and leadership roles, qualify him to serve on the GigOptix’ board of directors.

Mr. Lazzara will serve as a Class I director until the next election of Class I directors which will occur at the Company’s 2012 annual meeting of stockholders.

Mr. Mikulsky will serve as a Class II director until the next election of Class II directors which will occur at the Company’s 2013 annual meeting of stockholders.

Neither Mr. Mikulsky nor Mr. Lazzara has previously held any position with GigOptix, and there are no related party transactions between GigOptix and Mr. Mikulsky or Mr. Lazzara that are reportable under Item 404(a) of Regulation S-K. Neither Mr. Mikulsky nor Mr. Lazzara has any family relationships with any director or executive officer of GigOptix, or persons nominated or chosen by GigOptix to become directors or executive officers. There are no arrangements or understandings between Mr. Mikulsky or Mr. Lazzara and any other person pursuant to which Mr. Mikulsky or Mr. Lazzara was selected as a director.

In connection with their directorships, Messrs. Mikulsky or Lazzara will not receive any board fees or other cash compensation for their services, but will be reimbursed for reasonable travel expenses to attend board meetings. On June 17, 2011, the GigOptix’ board of directors approved a recommendation by the Compensation Committee to award stock options to purchase 40,000 shares of the Company’s common stock to each of Mr. Mikulsky and Mr. Lazzara pursuant to the 2008 Equity Incentive Plan. Each of the options awarded to Mr. Mikulsky and Mr. Lazzara are non-qualified stock options and have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on June 17, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with July 17, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable. Each of the stock options has an exercise price of $2.65 per share, which was the price per share at which the Company’s common stock closed on June 17, 2011.

(e)	Form of Indemnification Agreement

On June 17, 2011, the GigOptix’ board of directors approved a form of indemnification agreement to be entered into by the Company with each of its directors and executive officers. The indemnification agreement replaces any prior indemnification agreements that the Company had with the directors and executive officers.

In general, each of the indemnification agreements provide, to the fullest extent permitted or provided by the Company’s certificate of incorporation and bylaws or by Delaware law, indemnification against expenses, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from any event or occurrence related to the fact that the indemnitee is or was a director or executive officer of the Company, as qualified in the indemnification agreements.

A copy of the form of indemnification agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the indemnification agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.3.

Payment of Cash Bonus and Grant of Option to Chief Executive Officer As Transaction Bonus

On June 17, 2011, pursuant to the terms of his employment agreement with the Company, as a discretionary bonus in recognition of Dr. Katz’s performance in connection with the consummation of the Merger, the disinterested members of the GigOptix’s board of directors approved a recommendation by the Compensation Committee to award a $240,000 cash bonus to be paid to Dr. Avi Katz, GigOptix’ Chief Executive Officer and a stock option to purchase 200,000 shares of the Company’s common stock pursuant to the 2008 Equity Incentive Plan. The cash bonus was paid on June 20, 2011.

The option awarded to Dr. Katz is an incentive stock option (to the extent so qualified by law and otherwise, a non-qualified stock option) and has the following vesting schedule:

•	100,000 shares were fully vested and exercisable upon grant; and

•	An additional 100,000 shares shall vest and become exercisable, if ever, on December 17, 2011, which vesting is subject to and contingent upon the GigOptix’ board of directors’ sole discretion.

The stock option has an exercise price of $2.65 per share, which was the price per share at which the Company’s common stock closed on June 17, 2011.

Payment of Cash Bonuses Pursuant to Retention Bonus Pool

As announced in the Current Report on form 8-K filed by the Company on February 8, 2011,on February 3, 2011, the GigOptix’ board of directors approved the establishment of a $500,000 retention bonus pool to be payable to GigOptix employees who are still so employed for a period after the closing of the Merger, and delegated to the Compensation Committee the power to approve the amounts that each officer and employee of GigOptix is eligible to receive as part of such retention bonus pool. On June 17, 2011, the disinterested members of the GigOptix’ board of directors approved a recommendation from the Compensation Committee to award an aggregate of approximately $498,170 of cash bonuses to certain GigOptix’ employees, including each of the following named executive officers:

•	a bonus amount of $170,000 to be paid to Dr. Avi Katz, GigOptix’ Chief Executive Officer;

•	a bonus amount of $18,100 to be paid to Jeff Parsons, GigOptix’ former Acting Chief Financial Officer;

•	a bonus amount of $40,000 to be paid to Andrea Betti-Berutto, GigOptix’ Senior Vice President and Chief Technology Officer; and

•	a bonus amount of $40,000 to be paid to Julie Tipton, GigOptix’ Senior Vice President of Operations.

All payments made under the retention bonus pool will be made on July 1, 2011 and shall be subject to and contingent upon the continued employment of such individual as of such date.

Director Stock Option Awards

On June 17, 2011, the disinterested members of the Gigoptix’ board of directors approved a recommendation by the Compensation Committee to award stock options to purchase shares of the Company’s common stock to each of the then current directors of the Company (other than Dr. Katz) pursuant to 2008 Equity Incentive Plan. The options awarded were made to the following directors in the following amounts and with the vesting schedule stated below:

•	C. James Judson received an option to purchase 18,313 shares;

•	Neil Miotto received an option to purchase 17,600 shares;

•	Frank Schneider received an option to purchase 12,500 shares; and

•	Kimberley D.C. Trapp received an option to purchase 16,525 shares.

Each of the options awarded to the directors of the Company are non-qualified stock options and have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on June 17, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with July 17, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options issued to the directors of the Company have an exercise price of $2.65 per share, which was the price per share at which the Company’s common stock closed on June 17, 2011.

Employee Stock Option Awards

On June 17, 2011, the disinterested members of the Gigoptix’ board of directors approved a recommendation by the Compensation Committee to award stock options to purchase shares of the Company’s common stock to officers and employees. The awards included grants of incentive stock options (to the extent so qualified by law and otherwise, non-qualified stock options), to the following named executive officers in the following amounts and with the vesting schedule stated below:

•	Dr. Avi Katz received an option to purchase 224,212 shares;

•	Jeff Parsons received an option to purchase 8,205 shares;

•	Andrea Betti-Berutto received an option to purchase 87,713 shares; and

•	Julie Tipton received an option to purchase 45,561 shares.

Each of the stock options awarded to the above officers of the Company as well as all other officers and employees have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on June 17, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with July 17, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options have an exercise price of $2.65 per share, which was the price per share at which the Company’s common stock closed on June 17, 2011.

Other Compensatory Arrangements

As previously discussed in the Current Reports on Form 8-K filed by the Company on November 2, 2010 and February 8, 2011, respectively, the GigOptix’ board of directors and Compensation Committee had approved incrementally increasing the annual salaries of certain of the Company’s employees, including the named executive officers of the Company, in order to reinstate the reductions that were put in place in March 2009. Such increases were to occur in two tranches on January 1, 2011 and August 1, 2011, respectively. On June 17, 2011, the disinterested members of the GigOptix’ board of directors approved a recommendation by the Compensation Committee to have the last incremental salary increases become effective as of July 1, 2011, rather than August 1, 2011.

Item 8.01. Other Events

On June 17, 2011, GigOptix issued a press release announcing that it completed its acquisition of Endwave. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Endwave as of December 31, 2010 and December 31, 2009 and the consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Endwave for each of the years ended December 31, 2010, December 31, 2009 and December 31, 2008 and the notes related thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Report of Independent Registered Public Accounting Firm, issued by Burr Pilger Mayer, Inc., dated February 24, 2011, relating to Endwave’s financial statements, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The condensed consolidated balance sheets of Endwave as of March 31, 2011 (unaudited) and December 31, 2010 and the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows of Endwave for the three months ended March 31, 2011 and 2010 , and the notes related thereto, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b)	Unaudited Pro Forma Financial Information.

The required pro forma financial information is not included in this Current Report on Form 8-K. GigOptix will file the required pro forma financial information by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Commission.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix, Inc., Endwave Corporation and Aerie Acquisition Corporation (incorporated by reference to Exhibit 2.1 to GigOptix’ Current Report on Form 8-K filed on February 7, 2011).

10.1	Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated May 24, 2006, as amended by: (i) that certain First Amendment to Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated as of September 11, 2006; (ii) that certain Second Amendment to Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated as of December 6, 2006; (iii) that certain Third Amendment to Lease Agreement dated as of April 12, 2007, by and between Legacy Partners I San Jose, LLC and Endwave Corporation; and (iv) that certain Fourth Amendment to Lease Agreement dated as of June 17, 2011, by and between Legacy Partners I San Jose, LLC and GigOptix, Inc.

10.2	Employment Agreement, by and between GigOptix, Inc. and Curt P. Sacks, dated as of June 17, 2011.

10.3	Form of Indemnification Agreement.

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for Endwave Corporation.

99.1	Press release dated June 17, 2011.

99.2	Audited consolidated balance sheets of Endwave Corporation as of December 31, 2010 and December 31, 2009 and the consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Endwave Corporation for each of the years ended December 31, 2010, December 31, 2009 and December 31, 2008 and the notes related thereto.

99.3	Report of Independent Registered Public Accounting Firm, issued by Burr Pilger Mayer, Inc., dated February 24, 2011, relating to Endwave Corporation’s financial statements.

99.4	Condensed consolidated balance sheets of Endwave Corporation as of March 31, 2011 (unaudited) and December 31, 2010 and the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows of Endwave for the three months ended March 31, 2011 and 2010, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC. (Registrant)

	By:	/s/ Dr. Avi Katz
Date: June 21, 2011		Dr. Avi Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix, Inc., Endwave Corporation and Aerie Acquisition Corporation (incorporated by reference to Exhibit 2.1 to GigOptix’ Current Report on Form 8-K filed on February 7, 2011).

10.1	Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated May 24, 2006, as amended by: (i) that certain First Amendment to Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated as of September 11, 2006; (ii) that certain Second Amendment to Lease Agreement, by and between Legacy Partners I San Jose, LLC and Endwave Corporation, dated as of December 6, 2006; (iii) that certain Third Amendment to Lease Agreement dated as of April 12, 2007, by and between Legacy Partners I San Jose, LLC and Endwave Corporation; and (iv) that certain Fourth Amendment to Lease Agreement dated as of June 17, 2011, by and between Legacy Partners I San Jose, LLC and GigOptix, Inc.

10.2	Employment Agreement, by and between GigOptix, Inc. and Curt P. Sacks, dated as of June 17, 2011.

10.3	Form of Indemnification Agreement.

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for Endwave Corporation.

99.1	Press release dated June 17, 2011.

99.2	Audited consolidated balance sheets of Endwave Corporation as of December 31, 2010 and December 31, 2009 and the consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Endwave Corporation for each of the years ended December 31, 2010, December 31, 2009 and December 31, 2008 and the notes related thereto.

99.3	Report of Independent Registered Public Accounting Firm, issued by Burr Pilger Mayer, Inc., dated February 24, 2011, relating to Endwave Corporation’s financial statements.

99.4	Condensed consolidated balance sheets of Endwave Corporation as of March 31, 2011 (unaudited) and December 31, 2010 and the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows of Endwave for the three months ended March 31, 2011 and 2010, and the notes related thereto.